Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3

TO CREDIT AGREEMENT

AMENDMENT NO. 3, dated as of August 28, 2014 (this “Amendment”), to the Credit Agreement, dated as of July 19, 2011, as amended by Amendment No. 1 thereto, dated as of December 19, 2013 and Amendment No. 2 thereto, dated as of March 25, 2014 (as so amended, the “Credit Agreement”), among Dynacast International LLC, a Delaware limited liability company (“Borrower”), Dynacast International Inc., a Delaware corporation (“Holdings”), the Subsidiary Guarantors, the Lenders, J.P. MORGAN SECURITIES LLC, as joint lead arranger, MACQUARIE CAPITAL (USA) INC., as syndication agent, JPMORGAN CHASE BANK, N.A., as swingline lender and issuing bank, and JPMORGAN CHASE BANK, N.A. as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties and the Issuing Bank. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, Borrower has requested an amendment to the Credit Agreement pursuant to which (a) commitments for delayed draw term loans will be established on the Third Amendment Effective Date and (b) certain other provisions of the Credit Agreement will be amended pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS

SECTION 1.1 Certain Definitions. The following terms shall be added to Section 1.01 of the Credit Agreement in appropriate alphabetical order (such meanings to be equally applicable to the singular and plural form thereof):

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Delayed Draw Commitment Period” shall mean the period beginning on the Third Amendment Effective Date and ending on the Delayed Draw Commitment Termination Date.

“Delayed Draw Commitment Termination Date” shall mean October 7, 2014.

“Delayed Draw Funding Date” shall mean the date that Delayed Draw Term Loans are made hereunder, subject to the terms and conditions applicable thereto.

“Delayed Draw Term Loan Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Delayed Draw Term Loan hereunder (subject to the terms and conditions hereof) up to the amount set forth on Exhibit A to the Third Amendment or in the Assignment and Assumption pursuant to which such Lender assumed its Delayed Draw Term Loan Commitment, as applicable, as the same may be reduced from time to time pursuant to Section 2.07. The aggregate principal amount of the Delayed Draw Term Loan Commitments as of the Third Amendment Effective Date is $50,000,000.

“Delayed Draw Term Loan Lender” shall mean a Lender with a Delayed Draw Term Loan Commitment or an outstanding Delayed Draw Term Loan.

“Delayed Draw Term Loans” shall have the meaning assigned to such term in Section 2.01.

“Delayed Draw Ticking Fee” shall have the meaning assigned to such term in Section 2.05(f).

“Delayed Draw Upfront Fee” shall have the meaning assigned to such term in Section 2.05(e).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Impacted Interest Period” shall have the meaning set forth in the definition of “LIBOR Rate”.

“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Kinetics” shall mean Kinetics Climax, Inc., a Delaware corporation,

“Kinetics Acquisition” shall mean the acquisition by Borrower of all of the outstanding shares of capital stock of Kinetics from Kinetics Seller pursuant to the Kinetics Acquisition Agreement,

“Kinetics Acquisition Agreement” shall mean the Stock Purchase Agreement, dated as of the 27th day of August, 2014, by and among Kinetics Seller, Freeport Minerals Corporation, Borrower and Holdings.

“Kinetics Acquisition Agreement Material Adverse Effect” shall mean a “Material Adverse Effect” as defined in the Kinetics Acquisition Agreement.

“Kinetics Seller” shall mean Climax Engineered Materials, LLC, a Colorado limited liability company.

“LIBOR Screen Rate” shall have the meaning set forth in the definition of “LIBOR Rate”.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party that has total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell or guarantee pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any territorial-based Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctions” shall have the meaning assigned to such term in Section 3.22(d).

“Specified DDTL Representations” shall mean the representations and warranties of Borrower and the Guarantors set forth in Sections 3.01, 3.02, 3.03(b), in each case, related to the performance of this Agreement, 3.10, 3.11, 3.16, 3.22, 3.23 and 3.24.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 7.11).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Third Amendment” shall mean Amendment No. 3 to this Agreement, dated as of August 28, 2014, among Borrower, Holdings, the Subsidiary Guarantors, the Lenders party thereto and the Administrative Agent.

“Third Amendment Effective Date” shall mean the date the conditions set forth in Section 2.1 of the Third Amendment are satisfied (which date shall be August 28, 2014).

SECTION 1.2 Other Amendments. The Credit Agreement shall be modified by the following:

(a) The definition of “Applicable ECF Percentage” in Section 1.01 of the Credit Agreement is hereby amended by replacing both instances of “2.50” with “3.00.”

(b) The definition of “Assignment and Assumption” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end of such definition: “The form of the Assignment and Assumption may be modified in a manner determined by the Administrative Agent in order to facilitate the assignment by any Lender of its Delayed Draw Term Loan Commitment.”

(c) The definition of “Class” in Section 1.01 of the Credit Agreement is hereby amended by adding (A) immediately after the term “Term Loan Commitment” appearing therein, the following: “, Delayed Draw Term Loan Commitment” and (B) a new sentence at the end thereof stating “After the Delayed Draw Funding Date, the Term Loan and Delayed Draw Term Loans will be a single Class for all purposes.”

(d) The definition of “Commitment” in Section 1.01 of the Credit Agreement is hereby amended by adding, immediately after the term “Term Loan Commitment” appearing therein, the following: “, Delayed Draw Term Loan Commitment”.

(e) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by (A) removing the word “and” at the end of clause (g), (B) adding, immediately following clause (h), a new clause (i) thereto, which shall state: “(i) costs and expenses directly incurred in connection with the Kinetics Acquisition, the Third Amendment and related transactions (not to exceed $3.0 million), and”, and (C) adding the following new sentence at the end of the last paragraph thereof: “In addition, notwithstanding the foregoing, following the consummation of the Kinetics Acquisition, Consolidated EBITDA attributed to Kinetics for the fiscal quarters ended September 30, 2013, December 31, 2013, March 31, 2014 and June 30, 2014 shall be deemed to be $1,325,000, $1,325,000, $1,325,000 and $1,325,000, respectively.”.

(f) The definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement shall be amended by replacing such definition in its entirety with the following: ““Defaulting Lender” shall mean any Lender, as determined by the Administrative Agent, that (a) has failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Administrative Agent, the Issuing Bank, the Swingline Lender, any Lender and/or Borrower in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent or Borrower, to confirm in writing to the Administrative Agent and Borrower that it will comply with the terms of this Agreement relating to its prospective obligations to fund Loans and participations in Letters of Credit and Swingline Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower), (d) has otherwise failed to pay over to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) in the case of a Lender that has a Commitment, LC Exposure or Swingline Exposure outstanding at such time, shall take, or is the Subsidiary of any person that has taken, any action or be (or is) the subject of any action or proceeding of a type described in Section 8.01(g) or (h) (or any comparable proceeding initiated by a regulatory authority having jurisdiction over such Lender or such person); provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.”

(g) The definition of “Embargoed Person” in Section 1.01 of the Credit Agreement shall be amended by replacing such definition in its entirety with the following: ““Embargoed Person” shall mean at any time, (a) any person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any person operating, organized or resident in a Sanctioned Country or (c) any person owned or controlled by any such person or persons.”

(h) The definition of “Fees” in Section 1.01 of the Credit Agreement is hereby amended by adding, immediately following the term “the LC Participation Fees” appearing therein, the following: “, the Delayed Draw Ticking Fees, the Delayed Draw Upfront Fee,”.

(i) The definition of “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended by (A) deleting “or nine” and (B) adding the following sentence at the end thereof: “Notwithstanding the foregoing, the initial Interest Period for the Delayed Draw Term Loans will end on the last day of the Interest Period in effect for the Term Loans outstanding on the Delayed Draw Funding Date, and if the outstanding Term Loans have more than one Interest Period in effect, the initial Interest Periods for the Delayed Draw Term Loans will end on the last day of such Interest Periods in effect (divided among such Interest Periods on a ratable basis).”

(j) The definition of “LIBOR Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing such definition in its entirety with the following: ““LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided further that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBOR Rate shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

(k) The definition of “Secured Obligations” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof: “Secured Obligations shall exclude any Excluded Swap Obligations.”

(l) Clause (ix) contained in the proviso of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended by adding immediately after the term “for such acquisition” appearing therein, the following: “(other than the Kinetics Acquisition).”

(m) The definition of “Required Class Lenders” in Section 1.01 of the Credit Agreement shall be amended by adding, immediately following each of the first two instances of the term “Term Loans”, the following: “and Delayed Draw Term Loan Commitments”.

(n) The definition of “Revolving Maturity Date” in Section 1.01 of the Credit Agreement shall be amended by replacing such definition in its entirety with the following: ““Revolving Maturity Date” shall mean September 30, 2017 or, if such date is not a Business Day, the first Business Day thereafter.”

(o) The definition of “Term Loan” in Section 1.01 of the Credit Agreement shall be amended by adding the following sentence at the end thereof: “After the Delayed Draw Funding Date, the Delayed Draw Term Loans shall comprise Term Loans to the extent set forth in Section 2.01.”

(p) The definition of “Term Loan Lender” in Section 1.01 of the Credit Agreement shall be amended by adding the following sentence at the end thereof: “After the Delayed Draw Funding Date, the Delayed Draw Term Loan Lenders shall comprise Term Loan Lenders to the extent set forth in Section 2.01.”

(q) The definition of “Term Loan Maturity Date” in Section 1.01 of the Credit Agreement shall be amended by replacing such definition in its entirety with the following: ““Term Loan Maturity Date” shall mean September 30, 2017 or, if such date is not a Business Day, the first Business Day thereafter.”

(r) A new paragraph shall be added to the end of Section 2.01 of the Credit Agreement which shall read as follows: “Subject to the terms and conditions set forth herein, at any time during the Delayed Draw Commitment Period, each Delayed Draw Term Loan Lender agrees, severally and not jointly, to make one term loan (a “Delayed Draw Term Loan”) in an aggregate principal amount not to exceed the amount of such Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment at such time. Amounts paid or prepaid in respect of Delayed Draw Term Loans may not be reborrowed. Except for purposes of Sections 2.01, 2.05, 2.07, 3.12, 4.03, 10.02(b) and 10.04(h) and Annex II of the Credit Agreement (in each case to the extent Delayed Draw Term Loans are explicitly mentioned in such Sections and Annex) or as the context otherwise requires, the Delayed Draw Term Loans shall be deemed Term Loans and Delayed Draw Term Loan Lenders shall be deemed Term Loan Lenders, in each case for all purposes of the Loan Documents from and after the making of the Delayed Draw Term Loans.”

(s) Section 2.05 of the Credit Agreement is hereby amended by re-lettering current clause (e) as clause (g) and:

(i) adding a new clause (e) which shall state: “(e) On the Delayed Draw Funding Date, Borrower shall pay upfront fees to each Delayed Draw Term Loan Lender in an amount up to 0.25% of the stated principal amount of such Delayed Draw Term Loan Lender’s Delayed Draw Term Loans (the “Delayed Draw Upfront Fee”).”; and

(ii) adding a new clause (f) which shall state: “(f) Delayed Draw Ticking Fee. Borrower agrees to pay to the Administrative Agent for the account of each Delayed Draw Term Loan Lender a ticking fee (a “Delayed Draw Ticking Fee”) at a per annum rate equal to 50% of the Applicable Margin with respect to Eurodollar Term Loans on the average daily amount of such Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment from August 27, 2014 until paid pursuant to the next sentence. Accrued Delayed Draw Ticking Fees shall be payable in arrears on the earlier to occur of (A) the Delayed Draw Funding Date, or (B) the date (or, if such date is not a Business Day, the Business Day immediately following such date) on which all of the Delayed Draw Term Loan Commitments shall have expired or been terminated. Delayed Draw Ticking Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).”

(t) Section 2.07 of the Credit Agreement is hereby amended by adding a new clause (d) to the end of such Section 2.07 which shall state: “(d) Automatic Termination of Delayed Draw Term Loan Commitments. The unused Delayed Draw Term Loan Commitments shall be terminated automatically on the earlier to occur of (i) 5:00 p.m., New York City time, on the Delayed Draw Commitment Termination Date and (ii) the Delayed Draw Funding Date, upon the making of the Delayed Draw Term Loans on such date.”.

(u) Section 2.12(b) of the Credit Agreement is hereby amended by adding immediately after the term “regarding capital” appearing therein, the following: “or liquidity”.

(v) Section 3.12 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section: “Borrower will use the proceeds of the Delayed Draw Term Loans to finance the Kinetics Acquisition and/or pay fees and expenses in connection therewith.”

(w) Section 3.22(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “(d) Borrower represents and covenants that it will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Embargoed Person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Law, (B) to fund or facilitate any activities of or business or transaction with any Embargoed Person or in any Sanctioned Country, or (C) in any other manner that will result in a violation of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority by any party hereto (such sanctions regimes, collectively referred to as “Sanctions”).”

(x) Section 3.23 of the Credit Agreement is hereby amended by deleting the last sentence of such Section in its entirety and adding the following new sentence at the end thereof: “Holdings, Borrower and their Subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and Sanctions and have instituted and maintained and will enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith by Holdings, Borrower, their respective Subsidiaries and their respective directors, officers, employees and agents.”

(y) Article IV of the Credit Agreement is hereby amended by adding thereto a new Section 4.03 which shall state:

“SECTION 4.03 Additional Conditions to the Delayed Draw Funding Date. The obligation of each Delayed Draw Term Loan Lender to make a Delayed Draw Term Loan on any date shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below (and only such conditions precedent, it being understood and agreed that the conditions set forth in Section 4.02 shall not be required to be satisfied in connection with the making of any Delayed Draw Term Loans):

(a) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03), provided that clauses (e) and (g) of Section 2.03 shall not apply to such Borrowing Request.

(b) Payment of Fees. The payment by Borrower of (x) any accrued and unpaid Delayed Draw Ticking Fees to the Administrative Agent on behalf of the Delayed Draw Term Loan Lenders and (y) the Delayed Draw Upfront Fee.

(c) Officers’ Certificate. Borrower shall have delivered to the Administrative Agent an Officer’s Certificate to the effect that the proceeds of the Delayed Draw Term Loans to be made on such date shall be used to finance the Kinetics Acquisition and/or any fees or expenses related thereto.

(d) Delayed Draw Commitment Termination Date. Such date shall be on or before the Delayed Draw Commitment Termination Date.

(e) Kinetics Acquisition. Substantially concurrently with the borrowing to be made on the Delayed Draw Funding Date, the Kinetics Acquisition shall be consummated in all material respects in accordance with the terms of the Kinetics Acquisition Agreement, without giving effect to any amendments, waivers or consents by Borrower that are materially adverse to the interests of the Delayed Draw Term Loan Lenders in their respective capacities as such unless the Delayed Draw Term Loan Lenders have given their consent thereto, such consent not to be unreasonably withheld, delayed or conditioned.

(f) Accuracy of Kinetics Acquisition Agreement Representations and Specified DDTL Representations. (i) The representations made by Kinetics Seller in the Kinetics Acquisition Agreement that are material to the interests of the Delayed Draw Term Loan Lenders, but only to the extent that Borrower or Holdings has the right to terminate its obligations under the Kinetics Acquisition Agreement as a result of a breach of such representations (the “Kinetics Acquisition Agreement Representations”), and (ii) the Specified DDTL Representations, shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Delayed Draw Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(g) Lack of Kinetics Acquisition Agreement Material Adverse Effect. Since the date of the Kinetics Acquisition Agreement, no Kinetics Acquisition Agreement Material Adverse Effect shall have occurred and be continuing.

(h) No Default. At the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default under clauses (a), (b), (g) or (h) of Section 8.01 shall have occurred and be continuing on such date.

(z) Section 5.01 of the Credit Agreement is hereby amended by deleting the text of clause (c) thereof in its entirety and replacing it with “[Reserved].”

(aa) Section 7.01 of the Credit Agreement is hereby amended by adding at the end of the first sentence thereof immediately before the period, the following: “; provided that the Guaranteed Obligations shall exclude any Excluded Swap Obligations with respect to each Guarantor”

(bb) The following new section shall be added to Article VII of the Credit Agreement: “SECTION 7.11. Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guarantee or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guarantee and the other Loan Documents in respect of such

Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article VII voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 7.11 shall remain in full force and effect until the Obligations have been paid and performed in full, the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or cash collateralized in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends this Section to constitute, and this Section 7.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

(cc) Section 8.01(d) of the Credit Agreement is hereby amended by adding immediately after the phrase “contained in Section”, the following: “3.22(d),”

(dd) Section 8.02 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof: “Notwithstanding the foregoing, no payment from any Guarantor shall be used to pay Excluded Swap Obligations of such Guarantor.”

(ee) Section 9.09 of the Credit Agreement is hereby amended by adding the following new paragraph to the end thereof: “Each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between Borrower and its Affiliates, on the one hand, and the Agents, the Arranger, the Syndication Agent, the Swingline Lender, the Issuing Bank and the Lenders, on the other hand, and Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Arranger, the Syndication Agent, the Swingline Lender, the Issuing Bank and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person and (iii) none of the Agents, the Arranger, the Syndication Agent, the Swingline Lender, the Issuing Bank or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Arranger or any Lender has advised or is currently advising Borrower or any of its Affiliates on other matters).”

(ff) Section 10.02(b) of the Credit Agreement is hereby amended by (A) removing the “or” at the end of clause (xv) of such Section 10.02(b), (B) replacing the period at the end of clause (xvi) thereof with “;” and (C) adding, immediately following clause (xvi), new clauses (xvii) and (xviii) thereto, which shall state: “(xvii) extend any Delayed Draw Term Loan Commitment beyond the last day of the Delayed Draw Commitment Period, without the written consent of each Delayed Draw Term Loan Lender; or (xviii) expressly change or waive any condition precedent in Section 4.03 to any Borrowing of Delayed Draw Term Loans, without the written consent of each Delayed Draw Term Loan Lender;”

(gg) Section 10.04 of the Credit Agreement is hereby amended by:

(i) in clause (d) thereof, adding the following sentence to the end thereof: “No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.”; and

(ii) adding the following new clause after clause (g) thereof: “(h) Delayed Draw Term Loan Assignments. Unless otherwise agreed by the Administrative Agent, any Assignment and Assumption used to assign Delayed Draw Term Loan Commitments or Delayed Draw Term Loans shall designate the Delayed Draw Term Loans or Delayed Draw Term Loan Commitments as such in such Assignment and Assumption and the Administrative Agent shall be entitled to rely thereon.”

(hh) Section 10.12(b) of the Credit Agreement is hereby amended by adding immediately after the phrase “to the extent requested”, the following: “or required”.

(ii) Annex II of the Credit Agreement shall be amended and restated as follows:

Amortization Table1

Term Loan
Date	Amount
September 30, 2014	$0
December 31, 2014	$5,000,000
March 31, 2015	$5,000,000
June 30, 2015	$5,000,000
September 30, 2015	$5,000,000
December 31, 2015	$5,000,000
March 31, 2016	$5,000,000
June 30, 2016	$5,000,000
September 30, 2016	$5,000,000
December 31, 2016	$5,000,000
March 31, 2017	$5,000,000
June 30, 2017	$5,000,000
Term Loan Maturity Date	$27,500,000

ARTICLE II

CONDITIONS PRECEDENT TO EFFECTIVENESS

SECTION 2.1 Conditions to the Third Amendment Effective Date. This Amendment shall become effective as of the first date (such date being referred to as the “Third Amendment Effective Date”) when each of the following conditions shall have been satisfied:

[1]	Notwithstanding the foregoing table, if less than $50,000,000 of Delayed Draw Term Loans are made, then the amounts listed above will be automatically reduced on a ratable basis to take account of the lesser amount.

(a) Execution of Documents. The Administrative Agent shall have received this Amendment, duly executed and delivered by each Loan Party, the Required Lenders, each Revolving Lender, the Swingline Lender and the Issuing Bank.

(b) Consent Fee. The Administrative Agent shall have received a consent fee payable in dollars for the account of each Lender that has returned an executed signature page to this Amendment to the Administrative Agent prior to the Third Amendment Effective Date equal to (x) 0.15% of the aggregate principal amount of outstanding Term Loans, if any, held by such Lender as of the Third Amendment Effective Date plus (y) 0.15% of the aggregate amount of the Revolving Commitment, if any, of such Lender as of the Third Amendment Effective Date.

(c) Secretary’s Certificates; Good Standing Certificates. The Administrative Agent shall have received (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of authorized officers of Borrower as the Administrative Agent may reasonably request evidencing the identity, authority and capacity of each authorized officer thereof authorized to act in connection with this Amendment and the transactions contemplated hereby and (ii) good standing certificates (or equivalent documents) from the applicable Governmental Authority of the respective jurisdiction of organization of each Loan Party dated as of a recent date prior to the Third Amendment Effective Date.

(d) Officer’s Certificate. The representations and warranties set forth Article III hereof shall be true and correct in all material respects (except that any such representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of the Third Amendment Effective Date, and the Administrative Agent shall have received an Officer’s Certificate to such effect (in reasonable detail in respect of the representation and warranty set forth in Section 3.3 hereof).

(e) Expenses. The reasonable and documented fees and expenses of Cahill Gordon & Reindel LLP as counsel to the Administrative Agent shall have been paid, to the extent invoiced at least one Business Day prior to the Third Amendment Effective Date.

(f) Notes. Each Delayed Draw Term Loan Lender (as defined in the Credit Agreement, as amended by this Amendment) that requests a Note at least three (3) Business Days prior to the Third Amendment Effective Date shall have received an executed Note.

(g) Legal Opinion. The Administrative Agent shall have received a customary legal opinion of Hughes Hubbard & Reed LLP, counsel to the Loan Parties, addressed to it and the Delayed Draw Term Loan Lenders.

(h) Solvency Certificate. The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit O to the Credit Agreement, dated the Third Amendment Effective Date and signed by the principal financial officer of Borrower, which shall assume the maximum principal amount of Delayed Draw Term Loans that can ever be made have been made as of the Third Amendment Effective Date.

(i) Amendment Fee. The Administrative Agent shall have received an amendment fee payable in dollars for the account of each Delayed Draw Term Loan Lender equal to 0.25% of the aggregate principal amount of Delayed Draw Term Loan Commitments of such Delayed Draw Term Loan Lender as of the Third Amendment Effective Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in any Loan Document is true and correct in all material respects (except that any such representation and warranty that is qualified by “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the Third Amendment Effective Date; provided that to the extent any such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date (except that any such representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects on such earlier date).

SECTION 3.2 Due Authorization, Non-Contravention, etc. This Amendment, the borrowing of the Delayed Draw Term Loans and all the transactions contemplated hereby to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary action on the part of such Loan Party. This Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. This Amendment, the Delayed Draw Term Loans and the transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate any Requirement of Law except with respect to violations that could not reasonably be expected to have a Material Adverse Effect, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.

SECTION 3.3 Pro Forma Covenant Compliance. After giving pro forma effect to the maximum possible principal amount of the Delayed Draw Term Loans that could ever be made pursuant to this Amendment (and assuming that the Delayed Draw Term Loans were made, and the Kinetics Acquisition was consummated, as of the first day of the most recent Test Period), as of the date of the most recent financial statements delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement, Borrower would be in compliance on a Pro Forma Basis with each of the covenants set forth in Sections 6.09(a) and (b) of the Credit Agreement.

SECTION 3.4 No Default. Both immediately before and after giving effect to this Amendment, no Default has occurred and is continuing as of the Third Amendment Effective Date.

ARTICLE IV

AFFIRMATION AND ACKNOWLEDGMENT

Each Loan Party hereby (i) expressly acknowledges the terms of this Amendment and the making of the Delayed Draw Term Loan Commitments, (ii) ratifies and affirms, after giving effect to this Amendment and all Delayed Draw Term Loans that may be made, its obligations under the Loan Documents (including guarantees and security agreements) executed by such Loan Party and (iii) after giving effect to this Amendment, acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, as amended hereby. Each Loan Party hereby (a) affirms and confirms its guarantees, pledges, grants and other obligations under the Security Documents to which it is a party, after giving effect to this Amendment and the making of all Delayed Draw Term Loans, and (b) agrees that, notwithstanding the effectiveness of this Amendment, (i) each Security Document to which such Loan Party is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other obligations of such Loan Party thereunder shall continue to be in full force and effect with respect to the Obligations (as the Obligations are modified pursuant to this Amendment and including and all Delayed Draw Term Loans) and shall accrue to the benefit of the Secured Parties. Each of the Loan Parties further agrees to take any action that may be required or that is reasonably requested by the Administrative Agent to effect the purposes of this Amendment and the transactions contemplated hereby.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1 No Other Amendments; References to the Credit Agreement. Other than as specifically provided herein, this Amendment shall not operate as a waiver or amendment of any right, power or privilege of the Lenders under the Credit Agreement or any other Loan Document or of any other term or condition of the Credit Agreement or any other Loan Document; nor shall the entering into of this Amendment preclude the Lenders from refusing to enter into any further waivers or amendments with respect to the Credit Agreement. All references to the Credit Agreement in any Loan Document or other document, instrument, agreement, or writing shall from and after the Third Amendment Effective Date be deemed to refer to the Credit Agreement, as amended by this Amendment, and the terms “this Agreement,” “herein,” “hereunder,” “hereto” and words of similar import contained in the Credit Agreement shall mean, from and after the Third Amendment Effective Date, the Credit Agreement, as amended by this Amendment. The execution of this Amendment by the Loan Parties and the Administrative Agent shall serve as the instrument which shall bind the Lenders, the other Secured Parties, the Loan Parties and the Administrative Agent to the Credit Agreement, as amended by this Amendment. This Amendment shall constitute a Loan Document.

SECTION 5.2 Certain Tax Matters. Borrower shall, unless otherwise required by applicable law, treat (a) the Delayed Draw Term Loans as a “qualified reopening” of the existing Term Loans for U.S. federal income tax purposes and (b) all of the Term Loans (including the Delayed Draw Term Loans) as “grandfathered obligations” for purposes of FATCA; provided, however, nothing in this Section 5.2 shall modify or otherwise affect the definition of “Excluded Taxes” under the Credit Agreement.

SECTION 5.3 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 5.4 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5 Governing Law; Jurisdiction. Section 10.09 of the Credit Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunder duly authorized as of the date and year first above written.

DYNACAST INTERNATIONAL LLC

By:	/s/ Adrian Murphy
Name:	Adrian Murphy
Title:	CFO

DYNACAST INTERNATIONAL INC.

By:	/s/ Adrian Murphy
Name:	Adrian Murphy
Title:	CFO

DYNACAST US1 LLC

By:	/s/ Adrian Murphy
Name:	Adrian Murphy
Title:	CFO

DYNACAST, LLC

By:	/s/ Adrian Murphy
Name:	Adrian Murphy
Title:	CFO

DYNACAST MFG. INC.

By:	/s/ Adrian Murphy
Name:	Adrian Murphy
Title:	CFO

KDI ACQUISTION LLC

By:	/s/ Adrian Murphy
Name:	Adrian Murphy
Title:	CFO

[Dynacast Amendment No. 3]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Brandon Watkins
Name:	Brandon Watkins
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Brandon Watkins
Name:	Brandon Watkins
Title:	Vice President

[Dynacast Amendment No. 3]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Joel H. Turner
Name:	Joel H. Turner
Title:	Senior Vice President

[Dynacast Amendment No. 3]

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Virginie Ott-Bono
Name:	Virginie Ott-Bono
Title:	CFA

[Dynacast Amendment No. 3]

BANK OF MONTREAL, as a Lender

By:	/s/ Jennifer Kloud
Name:	Jennifer Kloud
Title:	Managing Director

[Dynacast Amendment No. 3]

Exhibit A to

Third Amendment

Schedule of Delayed Draw Term Loan Commitments

Lender	Delayed Term Loan Commitment
JPMorgan Chase Bank, N.A.	$12,500,000
Bank of Montreal	$12,500,000
General Electric Capital Corporation	$12,500,000
Wells Fargo Bank, National Association	$12,500,000